United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2019

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02    Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

(b)    On February 16, 2019, R. H. Dillon, a director and chairman of the Board of Directors (the "Board") of Diamond Hill Investment Group, Inc. (the "Company"), notified the Company that he will be retiring from the Board at the conclusion of his current term which ends in conjunction with the Company's Annual Meeting of Shareholders to be held on May 1, 2019 (the "Annual Meeting"). In connection with his retirement, he requested that the Company not nominate him for re-election at the Annual Meeting.

(d)    On February 20, 2019, the Board appointed Christopher M. Bingaman, Paula R. Meyer, and Nicole R. St. Pierre to each serve as a director of the Company for terms ending at the Annual Meeting and until his or her successor is duly elected and qualified. The Board appointed Mr. Bingaman, whom the Board determined is not an independent director, and appointed Ms. Meyer and Ms. St. Pierre, both of whom the Board determined are independent directors, upon the recommendation of its Nominating and Governance Committee. Ms. Meyer and Ms. St. Pierre have both been appointed to the Company's Audit Committee, Compensation Committee, and Nominating and Governance Committee. Mr. Bingaman will not serve on any committees of the Board. Each of Mr. Bingaman, Ms. Meyer, and Ms. St. Pierre will stand for re-election at the Annual Meeting.

There are no arrangements or understandings between any of these individuals and any other person pursuant to which he or she was selected as a director. There are no family relationships between Mr. Bingaman, Ms. Meyer and Ms. St. Pierre and any director or executive officer of the Company, and none of them has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Bingaman is an employee of the Company and will not receive any additional compensation as a director. Consistent with the Company’s director compensation practices for non-employee directors, Ms. Meyer and Ms. St. Pierre each received a grant of 8,000 restricted shares under the Company’s 2014 Equity and Cash Incentive Plan, which shares will vest April 30, 2029.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document
99.1	Press release issued by the Registrant dated February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	February 22, 2019	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer